Exhibit 99.1

At the Company
For Media:	For Investors:
Kim Hillyer	Tim Nowell
Manager, Communications	Director, Investor Relations
(402) 827-8654	(402) 597-8440
kim.hillyer@tdameritrade.com	timothy.nowell@tdameritrade.com
TD AMERITRADE EPS UP 35 PERCENT
Strong Balance Sheet, Client Engagement and Asset Gathering Traction Drive Results
Fiscal 2008 Outlook Reaffirmed
Net New Assets Up 156 Percent
OMAHA, Neb., April 17, 2008 — In a market environment where some of the major market indices have fallen six percent or more in the last 12 months, TD AMERITRADE Holding Corporation (NASDAQ: AMTD) continues to deliver solid financial results. The Company today announced the results of its second fiscal quarter, which closed Mar. 31, 2008 and includes earnings per diluted share of $0.31, up 35 percent over the same period a year ago.
The Company measures growth in the following ways:
Growth Indicators (year-over-year comparisons): (1)
•	Spread-based asset balances of approximately $31 billion, an increase of seven percent

•	Record fee-based balances of approximately $71 billion, an increase of 47 percent

•	Average client trades per day of approximately 312,000, an increase of 23 percent

•	Net new assets of approximately $7 billion, an increase of 156 percent, and $16 billion fiscal year-to-date
“We are pleased to see continued client engagement and traction in client asset growth, given the difficult market environment,” said Joe Moglia, chief executive officer. “The investments we have made over the last year are enhancing our asset gathering capabilities and producing results. We’re helping more of our clients become diversified and disciplined with the tools, guidance and service they need to make educated investment decisions in these markets.”
Financial Indicators:(1)
•	Net revenues of $623 million, 60 percent of which were asset-based

•	Pre-tax income of $300 million, or 48 percent of net revenues

•	Net income of $187 million, or $0.31 per diluted share

•	EBITDA of $344 million, or 55 percent(2)

•	Annualized return on average stockholders’ equity of 30 percent for the quarter

•	Client assets of approximately $306 billion, including $50 billion in client cash and money market funds
“We continue to deliver solid growth and profitability, evidenced by the strength we’ve demonstrated in each of our key financial performance areas,” said Bill Gerber, chief financial officer. “Our balance sheet and cash generation abilities position us well for this type of environment. Continued conservative fiscal management and prudent internal investment decisions will help our growth continue in the second half of 2008.”
Guidance Reaffirmed
The Company is reaffirming its 2008 Outlook with an earnings per share midpoint forecast of $1.32. More information is available via the Company’s Outlook Statement, which is posted on www.amtd.com.
Business Highlights
TD AMERITRADE clients continue to ask for more objective guidance and easy-to-use investment tools to help them navigate complex, dynamic markets. Following are just a few of the Company’s latest additions:
For Retail Clients:
•	Bond Ladder — a complement to the Company’s Bond Wizard tool. As more investors turn to fixed income instruments to diversify their portfolios and mitigate risk during volatile market conditions, a bond ladder, containing an assortment of bonds that mature at regular intervals, can help provide protection against interest rate changes and potentially help provide a reliable income stream. Clients can build their own ladder by searching for and selecting individual bonds and CDs using Bond Wizard, or they can select from a list of pre-packaged ladders.(3)

•	The “Easy IRA” — a three-step process that combines the personalized analysis of WealthRulerTM with the objective guidance of third-party research to help investors open a maintenance fee-free IRA account in 15 minutes or less.

•	The “Seminar Series” — a free educational opportunity for investors and traders of all experience levels to gain professional insight and develop investment strategies has expanded its line-up from 50 to 200 stops across the United States this year. The next events are scheduled for Monday, April 21, 2008, in San Diego, CA, and Troy, MI.
For Institutional Clients:
•	TD AMERITRADE Institutional became one of the first custodians to formally commit to supporting the RIA industry, helping to publicize the fiduciary standard to which advisors are held.

•	iRebal — Advisor rebalancing software provided by TD AMERITRADE, has a new tiered pricing structure that makes sophisticated across-account rebalancing even more accessible for high-end RIAs and their clients.(4)

•	FundQuest — a new alliance that expands TD AMERITRADE’s managed account offering, enabling advisors to develop client-specific recommendations for individual investors.
In addition, Tom Bradley, president of TD AMERITRADE Institutional, was named “Visionary of the Year” by Texas Tech University for his work in support of publicizing the fiduciary duty of RIAs to act in the best interest of their clients, as compared to broker obligations, and the continued need for disclosure of conflicts of interest.

Company Hosts Conference Call
TD AMERITRADE will host its March Quarter conference call this morning, Apr. 17, 2008, at 7:30 a.m. CT. Participants may listen to the call by dialing 877-397-0298. The Company will Webcast the call at www.amtd.com, and a replay of the call will be available by dialing 888-203-1112 and the passcode, 5743466. A podcast and an archived version of the presentation, including the materials discussed, will also be available following the call at www.amtd.com.
AMTD-E
About TD AMERITRADE Holding Corporation
TD AMERITRADE Holding Corporation, through its brokerage subsidiaries,(5) provides a dynamic balance of investment products and services that make it the investment firm of choice for millions of retail investor and independent registered investment advisor (RIA) clients. Listed by Forbes as one of America’s best big companies, the Company offers a full spectrum of investment services, including a leading active trader program, intuitive long-term investment solutions and a national branch system, as well as relationships with one of the largest independent RIA networks.(6) The Company’s common stock trades under the ticker symbol AMTD. For more information, please visit www.amtd.com.
Safe Harbor
This document contains forward-looking statements within the meaning of the federal securities laws. We intend these forward-looking statements to be covered by the safe harbor provisions of the federal securities laws. In particular, any projections regarding our future revenues, expenses, earnings, capital expenditures, effective tax rates, client trading activity, accounts or stock price, as well as the assumptions on which such expectations are based, and future operations are forward-looking statements. These statements reflect only our current expectations and are not guarantees of future performance or results. These statements involve risks, uncertainties and assumptions that could cause actual results or performance to differ materially from those contained in the forward-looking statements. These risks, uncertainties and assumptions include general economic and political conditions, interest rates, market fluctuations and changes in client trading activity, increased competition, systems failures and capacity constraints, ability to service debt obligations, regulatory and legal matters and uncertainties and other risk factors described in our latest Annual Report on Form 10-K, filed with the SEC on Nov. 26, 2007 and the latest Quarterly Report on Form 10-Q, filed with the SEC on Feb. 8, 2008. These forward-looking statements speak only as of the date on which the statements were made. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

(1)	Results include assets acquired through the Company’s purchase of a portion of Fiserv, Inc.’s investment support services business on Feb. 4, 2008, which added approximately $25 billion in total client assets, $1.2 billion of which were spread-based assets and $17.2 billion of which were fee-based investment balances. Spread-based asset balances include revenues earned from client margin balances, segregated cash, the TD Bank USA, N.A. Money Market Deposit Account (FDIC-Insured) balances, deposits paid on securities borrowing and other free cash and short-term investment balances. Fee-based assets include revenues earned from money market funds, mutual funds, Amerivest and AdvisorDirect. Net new assets consists of total client asset inflows, less total client asset outflows. Client asset inflows include interest and dividend payments and exclude changes in client assets due to market fluctuations. Net new assets are measured based on the market value of the assets as of the date of the inflows and outflows.
(2)	See attached reconciliation of non-GAAP financial measures.

(3)	Investments in fixed income products are subject to liquidity (or market) risk, interest rate risk (bonds ordinarily decline in price when interest rates rise and rise in price when interest rates fall), financial (or credit) risk, inflation (or purchasing power) risk and special tax liabilities.
(4)	iRebal products and services are property of ThinkTech, Inc., an affiliate of TD AMERITRADE, Inc.
(5)	TD AMERITRADE, Inc., member FINRA (www.FINRA.org) /SIPC (www.SIPC.org), receives clearing and custodial services from TD AMERITRADE Clearing, Inc., member FINRA/SIPC. TD Bank USA, N.A. and TD AMERITRADE are affiliated through their parent companies. Amerivest is an investment advisory service of Amerivest Investment Management, LLC, an SEC registered investment advisor. TD AMERITRADE, Inc., TD AMERITRADE Clearing, Inc. and Amerivest Investment Management, LLC are subsidiaries of TD AMERITRADE Holding Corporation. AdvisorDirect connects a prospective client with an independent financial advisor.
(6)	More info on the Forbes award is available at www.forbes.com/platinum.

TD AMERITRADE HOLDING CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
In thousands, except per share amounts
(Unaudited)

	Quarter Ended			Six Months Ended
	Mar. 31, 2008	Dec. 31, 2007	Mar. 31, 2007	Mar. 31, 2008	Mar. 31, 2007
Revenues:
Transaction-based revenues:
Commissions and transaction fees	$244,887	$260,269	$195,257	$505,156	$388,887

Asset-based revenues:
Interest revenue	210,833	250,210	250,783	461,043	493,632
Brokerage interest expense	(72,956)	(101,119)	(113,720)	(174,075)	(218,006)

Net interest revenue	137,877	149,091	137,063	286,968	275,626

Money market deposit account fees	156,085	155,840	129,774	311,925	265,055
Investment product fees	77,685	68,005	55,825	145,690	109,152

Total asset-based revenues	371,647	372,936	322,662	744,583	649,833

Other revenues	6,353	8,411	6,843	14,764	21,218

Net revenues	622,887	641,616	524,762	1,264,503	1,059,938

Expenses:
Employee compensation and benefits	132,113	106,015	108,615	238,128	206,745
Fair value adjustments of compensation-related derivative instruments	—	764	136	764	(478)
Clearing and execution costs	9,372	12,066	22,058	21,438	42,894
Communications	17,429	17,524	24,686	34,953	46,755
Occupancy and equipment costs	25,220	25,008	17,521	50,228	42,372
Depreciation and amortization	8,887	7,695	6,132	16,582	13,163
Amortization of acquired intangible assets	14,749	13,723	13,446	28,472	27,270
Professional services	28,580	19,282	21,642	47,862	46,734
Interest on borrowings	20,604	25,726	30,033	46,330	61,150
Other	18,669	12,370	13,065	31,039	27,873
Advertising	47,310	45,456	42,800	92,766	82,076

Total expenses	322,933	285,629	300,134	608,562	596,554

Income before other income and income taxes	299,954	355,987	224,628	655,941	463,384

Other income:
Gain on sale of investments	—	644	5,102	644	5,716

Pre-tax income	299,954	356,631	229,730	656,585	469,100

Provision for income taxes	113,238	115,792	88,591	229,030	182,329

Net income	$186,716	$240,839	$141,139	$427,555	$286,771

Basic earnings per share	$0.31	$0.40	$0.24	$0.72	$0.48
Diluted earnings per share	$0.31	$0.40	$0.23	$0.71	$0.47

Weighted average shares outstanding — basic	594,339	594,915	598,828	594,629	600,963
Weighted average shares outstanding — diluted	603,470	604,388	608,743	603,932	610,950

Note: Certain revenue reclassifications have been made to prior periods to conform to the current presentation.

TD AMERITRADE HOLDING CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
In thousands
(Unaudited)

	Mar. 31, 2008	Sept. 30, 2007
Assets:
Cash and cash equivalents	$1,769,383	$413,787
Short-term investments	—	76,800
Broker/dealer receivables	5,033,380	6,749,588
Client receivables	7,529,312	7,727,969
Goodwill and intangible assets	2,987,572	2,771,297
Other	414,988	352,886

Total assets	$17,734,635	$18,092,327

Liabilities and stockholders’ equity:

Liabilities:
Broker/dealer payables	$6,644,044	$8,386,988
Client payables	6,331,727	5,313,576
Long-term debt	1,462,750	1,478,375
Other	743,502	758,467

Total liabilities	15,182,023	15,937,406

Stockholders’ equity	2,552,612	2,154,921

Total liabilities and stockholders’ equity	$17,734,635	$18,092,327

TD AMERITRADE HOLDING CORPORATION
SELECTED OPERATING DATA

	Quarter Ended			Six Months Ended
	Mar. 31, 2008	Dec. 31, 2007	Mar. 31, 2007	Mar. 31, 2008	Mar. 31, 2007
Trading Activity Metrics:
Total trades (in millions)	19.0	20.3	15.5	39.3	30.3
Average commissions and transaction fees per trade	$12.86	$12.84	$12.62	$12.85	$12.83
Average client trades per day	312,234	321,736	253,631	317,062	245,481
Average client trades per account (annualized)	11.9	12.6	10.1	12.2	9.8
Activity rate	4.7%	5.0%	4.0%	4.9%	3.9%
Trading days	61.0	63.0	61.0	124.0	123.5
Net Interest Margin:
Average interest-earning assets (in billions)	$15.7	$15.6	$14.4	$15.6	$14.0
Average money market deposit account balances (in billions)	15.5	15.3	14.8	15.4	14.6

Average spread-based balance (in billions)	$31.2	$30.9	$29.2	$31.0	$28.6

Net interest revenue (in millions)	$137.9	$149.1	$137.1	$287.0	$275.6
Money market deposit account fee revenue (in millions)	156.1	155.8	129.8	311.9	265.1

Spread-based revenue (in millions)	$294.0	$304.9	$266.9	$598.9	$540.7

Net interest margin (NIM)	3.73%	3.86%	3.66%	3.80%	3.72%
Net Interest Revenue:
Segregated cash:
Average balance (in billions)	$0.0	$0.0	$0.4	$0.0	$0.7
Average annualized yield	3.73%	4.23%	5.21%	3.76%	5.18%

Interest revenue (in millions)	$0.2	$0.0	$5.7	$0.2	$18.1

Client margin balances:
Average balance (in billions)	$8.1	$8.5	$7.6	$8.3	$7.4
Average annualized yield	6.61%	7.43%	8.08%	7.03%	8.07%

Interest revenue (in millions)	$135.8	$162.1	$152.4	$297.9	$303.4

Securities borrowing:
Average balance (in billions)	$6.2	$6.6	$5.9	$6.4	$5.5
Average annualized yield	3.85%	4.82%	5.81%	4.35%	5.72%

Interest revenue (in millions)	$59.9	$80.9	$85.5	$140.7	$159.3

Other free cash and short-term investments
Average balance (in billions)	$1.4	$0.5	$0.5	$0.9	$0.4
Average annualized yield	3.07%	4.55%	4.88%	3.53%	5.13%

Interest revenue — net (in millions)	$10.4	$6.8	$6.8	$17.2	$12.0

Client credit balances:
Average balance (in billions)	$4.4	$3.6	$3.3	$4.0	$3.4
Average annualized cost	0.68%	1.04%	1.52%	0.85%	1.54%

Interest expense (in millions)	$(7.5)	$(9.6)	$(12.7)	$(17.1)	$(26.6)

Securities lending:
Average balance (in billions)	$9.1	$9.6	$8.4	$9.3	$7.9
Average annualized cost	2.66%	3.71%	4.82%	3.20%	4.77%

Interest expense (in millions)	$(60.9)	$(91.1)	$(100.6)	$(151.9)	$(190.6)

Net interest revenue — total (in millions)	$137.9	$149.1	$137.1	$287.0	$275.6

Other Asset-Based Revenue Metrics:
Money market deposit account fees:
Average balance (in billions)	$15.5	$15.3	$14.8	$15.4	$14.6
Average annualized yield	3.98%	4.00%	3.52%	3.99%	3.58%
Money market deposit account fee revenue (in millions)	$156.1	$155.8	$129.8	$311.9	$265.1

Fee-based investment balances:
Average balance (in billions)	$70.8	$58.6	$48.3	$64.7	$46.5
Average annualized yield	0.43%	0.45%	0.46%	0.44%	0.46%
Investment product fee revenue (in millions)	$77.7	$68.0	$55.8	$145.7	$109.2

Client Account and Client Asset Metrics:
Total accounts (beginning of period)	6,475,000	6,380,000	6,260,000	6,380,000	6,191,000
New accounts opened	214,000	149,000	166,000	363,000	275,000
Accounts purchased	102,000	—	—	102,000	—
Accounts closed	(60,000)	(54,000)	(196,000)	(114,000)	(236,000)

Total accounts (end of period)	6,731,000	6,475,000	6,230,000	6,731,000	6,230,000

Percentage increase (decrease) during period	4%	1%	(0%)	6%	1%
Qualified accounts (beginning of period)	3,249,000	3,272,000	3,255,000	3,272,000	3,242,000
Qualified accounts (end of period)	3,316,000	3,249,000	3,262,000	3,316,000	3,262,000
Percentage increase (decrease) during period	2%	(1%)	0%	1%	1%
Client assets (beginning of period, in billions)	$300.4	$302.7	$278.2	$302.7	$261.7
Client assets (end of period, in billions)	$306.1	$300.4	$282.2	$306.1	$282.2
Percentage increase (decrease) during period	2%	(1%)	1%	1%	8%
Net new assets (in billions)	$6.9	$9.1	$2.7	$16.0	$7.8

NOTE: See Glossary of Terms on the Company’s web site at www.amtd.com for definitions of the above metrics.

TD AMERITRADE HOLDING CORPORATION
RECONCILIATION OF FINANCIAL MEASURES
In thousands, except percentages
(Unaudited)

	Quarter Ended						Six Months Ended
	Mar. 31, 2008		Dec. 31, 2007		Mar. 31, 2007		Mar. 31, 2008		Mar. 31, 2007
	$	% of Rev.	$	% of Rev.	$	% of Rev.	$	% of Rev.	$	% of Rev.
EBITDA (1)
EBITDA	$344,194	55.3%	$403,775	62.9%	$279,341	53.2%	$747,969	59.2%	$570,683	53.8%
Less:
Depreciation and amortization	(8,887)	(1.4%)	(7,695)	(1.2%)	(6,132)	(1.2%)	(16,582)	(1.3%)	(13,163)	(1.2%)
Amortization of acquired intangible assets	(14,749)	(2.4%)	(13,723)	(2.1%)	(13,446)	(2.6%)	(28,472)	(2.3%)	(27,270)	(2.6%)
Interest on borrowings	(20,604)	(3.3%)	(25,726)	(4.0%)	(30,033)	(5.7%)	(46,330)	(3.7%)	(61,150)	(5.8%)

Pre-tax income	$299,954	48.2%	$356,631	55.6%	$229,730	43.8%	$656,585	51.9%	$469,100	44.3%

Note: The term “GAAP” in the following explanation refers to generally accepted accounting principles in the United States.

(1)	EBITDA (earnings before interest, taxes, depreciation and amortization) is considered a Non-GAAP financial measure as defined by SEC Regulation G. We consider EBITDA an important measure of our financial performance and of our ability to generate cash flows to service debt, fund capital expenditures and fund other corporate investing and financing activities. EBITDA is used as the denominator in the consolidated leverage ratio calculation for our senior credit facilities. The consolidated leverage ratio determines the interest rate margin charged on the senior credit facilities. EBITDA eliminates the non-cash effect of tangible asset depreciation and amortization and intangible asset amortization. EBITDA should be considered in addition to, rather than as a substitute for, pre-tax income, net income and cash flows from operating activities.